UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14C

INFORMATION REQUIRED IN INFORMATION STATEMENT

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box:

□	Preliminary information statement
□	Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))
☒	Definitive information statement

FUELSTREAM, INC.

(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

FUELSTREAM, INC.

510 Shotgun Road, Suite 110

Fort Lauderdale, Florida 33326

PRELIMINARY INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY,

AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

INTRODUCTION

This Information Statement is furnished to the stockholders of Fuelstream, Inc. a Delaware corporation (the “Company”), in connection with action taken by our board of directors and the holders of a majority in interest of our voting capital stock to approve a reverse split of our outstanding shares (“Reverse Split”). The foregoing action has been ratified by the written consent of the holders of a majority in interest of our voting capital stock, consisting of our outstanding common stock, outstanding Series A Preferred Stock, as well as our board of directors, by written consent on December 8, 2014. We anticipate that a copy of the Definitive Information Statement will be mailed to our shareholders as of the date it is filed definitive.

In effecting the Reverse Split, we are consolidating the number of our outstanding shares of common stock on a ratio of 1 share for every 2,000 shares issued and outstanding as of the record date set forth below. We will not issue fractional shares and will round each fractional share up to the nearest whole share. Additionally, we will also round up to 200 shares each shareholder whose holdings would otherwise be less than 200 shares following the Reverse Split.

The Reverse Split will be effected as of the date it is filed definitive, but, under federal securities laws, is not effective until at least 20 days after the mailing of this Information Statement. We anticipate that the effective date for the Reverse Split will be on or about January 19, 2014.

RECORD DATE, VOTE REQUIRED AND RELATED INFORMATION

If the Reverse Split was not adopted by majority written consent, it would have been required to be considered by our stockholders at a special stockholders’ meeting convened for the specific purpose of approving these two matters. The elimination of the need for a special meeting of stockholders to approve the Reverse Split is made possible by Section 228 of the Delaware General Corporation Law (“DGCL”) which provides that the written consent of the holders of outstanding shares of voting capital stock, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for such a special meeting. Pursuant to the DGCL, a majority in interest of our capital stock entitled to vote thereon is required in order to approve the Reverse Split. In order to eliminate the costs and management time involved in holding a special meeting, our Board of Directors determined that it was in the best interests of all of our shareholders that the Reverse Split be adopted by majority written consent and this Information Statement to be mailed to all stockholders as notice of the action taken.

The record date for purposes of determining the number of outstanding shares of our voting capital stock, and for determining stockholders entitled to vote, is the close of business on December 8, 2014 (the “Record Date”). As of the Record Date, we had outstanding:

(i)	1,935,395,089 shares of common stock; and
(ii)	200 shares of Series A Preferred Stock which are not convertible into common stock but collectively hold 4,000,000,000 voting rights and are entitled to vote together with holders of our common stock on all matters in which our common stockholders may vote.

The transfer agent for our common stock is Colonial Stock Transfer Company, 66 Exchange Place, Suite 100, Salt Lake City, Utah 84111.

NO MEETING OF STOCKHOLDERS REQUIRED

We are not soliciting any votes in connection with the Reverse Split. The persons that have consented to the Reverse Split hold a majority of the Company’s outstanding voting rights and, accordingly, such persons have sufficient voting rights to approve the Reverse Split.

REVERSE STOCK SPLIT

On December 8, 2014, our board of directors and the holder of a majority in interest of our voting capital stock approved a 1-for-2,000 reverse split of our common shares (“Reverse Split”). This approval is anticipated to be effective 20 days after this Information Statement has been distributed to our shareholders.

As a result of the Reverse Split, each shareholder of record as of December 8, 2014, will receive one (1) share of common stock for each two thousand (2,000) shares of common stock they held prior to the Reverse Split, provided however, that fractions of a share shall be rounded up to the nearest whole share and any registered shareholder who would otherwise hold less than 200 shares following the Reverse Split will be rounded up to 200 shares. Consequently, none of our registered shareholders will hold less than 200 shares following the Reverse Split.

Our board of directors believes that the Reverse Split is advisable and in the best interests of the Company and its stockholders to allow the Company to execute a new business plan and position itself to raise additional investment capital, if needed.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of each of our directors and executive officers, and each person known to us to beneficially own 5% or more of the outstanding shares of our common stock, and our executive officers and directors as a group, as of December 8, 2014. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Unless otherwise indicated, we believe that each beneficial owner set forth in the table has sole voting and investment power and has the same address as us. Our address is 510 Shotgun Road, Suite 110, Sunrise, Florida 33325. As of December 8, 2014, we had 1,935,395,089 shares of common stock outstanding and 200 shares of preferred stock outstanding. While each of our shares of common stock holds one vote, each share of our Series “ A” preferred stock holds four billion (4,000,000,000) votes. The following table describes the ownership of our voting securities (i) by each of our officers and directors, (ii) all of our officers and directors as a group, and (iii) each person known to us to own beneficially more than 5% of our common stock or any shares of our preferred stock.

	Amount and Nature of Beneficial Ownership
Name	Sole Voting and Investment Power	Options Exercisable Within 60 Days	Other Beneficial Ownership	Total(1)	Percent of Class Outstanding(2)
Robert Catala	272,000	—	—	272,000	*
Thomas McConnell, Jr.	750,000	75,000	—	825,000	*
Sean Wagner (3)	12,392,668	—	—	12,392,668	*
John D. Thomas	0	—	—	0	*
John D. Thomas, P.C.(4)	1,460,000	—	—	1,460,000	*
All current directors and executive officers as a group (2 persons)	1,460,000		—	1,460,000	*

____________________

*	Indicates less than one percent.

(1)	The calculation of total beneficial ownership for each person in the table above is based upon the number of shares of common stock beneficially owned by such person, together with any options, warrants, rights, or conversion privileges held by such person that are currently exercisable or exercisable within 60 days of the date of this prospectus.
(2)	Based on 1,935,395,089 shares of our common stock, par value $0.0001 per share, outstanding as of December 8, 2014. Excludes voting rights applicable to shares of our preferred stock. See footnotes (3) and (4) for a discussion of the percentage of outstanding voting rights beneficially held when taking into account our shares of preferred stock.
(3)	In addition to the shares of common stock shown above, Mr. Wagner also holds 200 shares of our preferred stock which collectively hold 4,000,000,000 votes. Mr. Wagner has granted a proxy to John D. Thomas, P.C. (“JDT”) covering the voting rights of these preferred shares, as well as 12,392,668 shares of common stock held by Mr. Wagner. If the votes of the preferred stock are taken into account, Mr. Wagner would beneficially hold 67.60% of the voting securities of the Company.
(4)	Excludes 200 shares of preferred stock. If the votes of the preferred stock and these shares of common stock are taking into account, JDT would beneficially hold 67.42% of the voting securities of the Company. John D. Thomas, the sole shareholder of JDT, and is the Chief Executive Officer and sole director of the Company.

NO DISSENTER’S RIGHTS

Under the DGCL, stockholders are not entitled to dissenter’s rights of appraisal with respect to the Reverse Split.

PROPOSALS BY SECURITY HOLDERS

No security holder has requested us to include any additional proposals in this Information Statement.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

No officer, director or director nominee has any substantial interest in the matters acted upon by our Board and shareholders, other than his role as an officer, director or director nominee. No director has informed us that he intends to oppose the Reverse Split.

ADDITIONAL INFORMATION

We file reports with the Securities and Exchange Commission (the “SEC”). These reports include annual and quarterly reports, as well as other information the Company is required to file pursuant to the Securities Exchange Act of 1934. You may read and copy materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

Only one Information Statement is being delivered to multiple security holders sharing an address unless we received contrary instructions from one or more of the security holders. We shall deliver promptly, upon written or oral request, a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the document was delivered. A security holder can notify us that the security holder wishes to receive a separate copy of the Information Statement by sending a written request to us at 510 Shotgun Road, Suite 110, Fort Lauderdale, Florida 33326, or by calling us at (954) 423-5345. A security holder may utilize the same address and telephone number to request either separate copies or a single copy for a single address for all future information statements and proxy statements, if any, and annual reports of the Company.

BY ORDER OF THE BOARD OF DIRECTORS

OF FUELSTREAM, INC.

/s/ John D. Thomas

John D. Thomas

Chief Executive Officer

December 29, 2014